UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 19, 2014

Date of Report

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On August 19, 2014, Avery Dennison Corporation (the “Company”) and Donald A. Nolan, President, Materials Group, one of the Company’s named executive officers, agreed to the terms of Mr. Nolan’s repatriation from his assignment in The Netherlands, effective September 1, 2014.  As a result of his repatriation, Mr. Nolan will receive a one-time repatriation payment of $12,500 on August 31, 2014.  In addition, effective September 1, 2014, he will cease receiving the following expatriate benefits previously disclosed on a Current Report on Form 8-K dated August 27, 2013:  (i) the goods and services differential of $5,920 per month, plus applicable taxes thereon; (ii) the housing allowance equal to the actual cost of his housing in The Netherlands, up to a maximum of $8,000 per month, offset by the amount of the actual monthly cost of his housing in the United States; (iii) the spousal allowance of $650 per month; (iv) the payment of utilities; (v) the home leave cash allowance of $2,784 per month; and (vi) the automobile allowance in accordance with the Company’s automobile program in The Netherlands.  Mr. Nolan’s base salary and target 2014 Annual Incentive Plan opportunity will remain at $640,052 and 75%, respectively.  He will resume receiving an annual executive benefit allowance of $65,000 (which amount will be prorated in 2014 for the four months from his repatriation date), as well as continue participating in the Company’s pension, savings, deferred compensation, executive severance and key employee change of control severance plans, in each case as described in the Company’s 2014 Proxy Statement filed with the Securities and Exchange Commission on March 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: August 22, 2014
	By:	/s/ Dean A. Scarborough
		Name:	Dean A. Scarborough
		Title:	Chairman, President and
Chief Executive Officer